                              WARRANT AGREEMENT



                                   between



                           EMPIRE GAS CORPORATION



                                     and



                          SHAWMUT BANK CONNECTICUT,
                            NATIONAL ASSOCIATION,
                                Warrant Agent









                          _________________________



                          Dated as of June 29, 1994

       2 of 29
                              WARRANT AGREEMENT


                AGREEMENT dated as of June 29, 1994 (this "Agreement") be-tween Empire Gas Corporation, a Missouri corporation (the "Company"), and Shawmut Bank Connecticut, National Association, a National Banking Associa-tion, as warrant agent (the "Warrant Agent").

                Pursuant to the terms of an Underwriting Agreement dated as of June 23, 1994 between the Company and Morgan Stanley & Co. Incorporated, as Underwriter (the "Underwriting Agreement"), the Company has agreed to issue and sell 12,720 units (the "Units"). Each Unit will consist of (i) ten Senior Secured Notes, each Senior Secured Note having a principal amount at maturity of $1,000 (the "Senior Secured Notes"), to be issued pursuant to the provisions of an Indenture dated as of June 29, 1994 between the Compa-ny, each of the Subsidiary Guarantors (as defined therein) and Shawmut Bank Connecticut, National Association, as trustee, and (ii) 13.8 warrants (each, a "Warrant") of the Company, each Warrant entitling the registered owner thereof, subject to the terms and conditions set forth herein, to purchase one share of Common Stock, $.001 par value per share, of the Company (the "Common Stock") at an initial purchase price of $.01 per share. The Senior Secured Notes and the Warrants included in each Unit will become separately transferable on January 15, 1995.

                In consideration of the foregoing and of the agreements contained in the Underwriting Agreement and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the record holders thereof (the "Holders"), the Company and the Warrant Agent hereby agree as follows:


                                 ARTICLE 1.

                             CERTAIN DEFINITIONS

                "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, "control," when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Agent Members" has the meaning specified in Section 8.2.

                "Business Day" means any day which is not a Saturday, a Sunday, or a day on which banking institutions are not required to be open in the State of New York or the State in which the principal corporate trust office of the Warrant Agent is located.

                "Commission" means the Securities and Exchange Commission.

                "Common Stock" means the Common Stock of the Company and any other capital stock of the Company into which such common stock may be

       3 of 29

converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

                "Company" has the meaning specified in the preamble to this Agreement.

                "Current Market Value" has the meaning specified in Section 4.1(f).

                "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                "Default" has the meaning specified in Article X.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Exercise Price" has the meaning specified in Section 3.1.

                "Expiration Date" means July 15, 2004.

                "Final Surrender Date" has the meaning specified in Section 3.4(b).

                "Financial Expert" means a nationally recognized investment banking firm.

                "Global Warrant" has the meaning specified in Section 2.1.

                "Holders" has the meaning specified in the recitals to this Agreement.

                "Independent Financial Expert" means a Financial Expert which does not (or whose directors, executive officers or 5% stockholders do not) have a direct or indirect financial interest in the Company or any of its subsidiaries, which has not been for at least five years, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, executive officers or 5% stockholders is) a promoter, director, or officer of the Company or any of its subsidiaries. The Independent Financial Expert may be compensated and indemnified by the Company for opinions or services it provides as an Independent Financial Expert.

                "Lindsey Entity" means Paul S. Lindsey, Jr., Kristen L. Lindsey, any member of their family and any Person or which any or the foregoing Persons are Affiliates.
                "Notice Date" has the meaning specified in Section 3.4(b).

                "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

       4 of 29

                "Physical Security" has the meaning specified in Section
2.1.

                "Plaster Entity" means Robert W. Plaster, Stephen R. Plaster, any member of such individual's family, and any Person of which any of the foregoing Persons are Affiliates.

                "Relevant Value" means the value of the Warrants as set forth in the Value Report in accordance with Section 3.4(d).

                "Repurchase Event" means, and shall be deemed to occur if at any time prior to July 15, 2004 the Company consolidates with, merges into or with (where holders of the Common Stock receive consideration in exchange for all or part of such shares of Common Stock), or sells all or substan-tially all of its assets to, another Person which has a class of equity securities registered under the Exchange Act, or a wholly owned subsidiary of such Person, if the consideration for such transaction does not consist solely of cash or such merger or consolidation is not effected solely for the purpose of changing the Company's state of incorporation or is effected with a Plaster Entity or a Lindsey Entity.

                "Repurchase Obligation" has the meaning specified in Section
10.2.

                "Repurchase Offer" means the Company's offer to repurchase Warrants in accordance with Section 3.4.

                "Repurchase Price" means the amount of cash payable in respect of Warrants surrendered pursuant to a Repurchase Offer determined in accordance with Section 3.4(d).

                "Securities Act" means the Securities Act of 1933, as amended.

                "Senior Secured Notes" has the meaning specified in the recitals to this Agreement.

                "Separation Date" means January 15, 1995.

                "Underwriter" has the meaning specified in the recitals to this Agreement.

                "Underwriting Agreement" has the meaning specified in the recitals to this Agreement.

                "Units" has the meaning specified in the recitals to this Agreement.

                "Valuation Date" means the date five Business Days prior to the Notice Date.

                "Value Report" means the value report prepared by an Independent Financial Expert in accordance with Section 3.4(d).


       5 of 29

                "Warrant" has the meaning specified in the recitals to this Agreement.

                "Warrant Agent" has the meaning specified in the preamble to this Agreement.

                "Warrant Certificate" has the meaning specified in Section
2.1.


                                 ARTICLE 2.

                         ORIGINAL ISSUE OF WARRANTS

                Section 2.1 Form of Warrant Certificates. Certificates representing the Warrants (the "Warrant Certificates") shall be substantially in the form attached hereto as Exhibit A, shall be dated the date on which countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

                The Warrants shall be issued initially in the form of a single permanent global Warrant in registered form, substantially in the form set forth in Exhibit A (the "Global Warrant"), deposited with the War-rant Agent, as custodian for the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The aggregate number of Warrants represented by the Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary or its nominee, as hereinafter provided.

                Warrants issued pursuant to Section 8.2 in exchange for interests in the Global Warrant shall be issued in the form of permanent Warrant Certificates in registered form in substantially the form set forth in Exhibit A (the "Physical Security").

                The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates.

                Section 2.2 Restrictive Legends. 1. Each Global Warrant shall bear the following legend on the face thereof:

                         UNLESS THIS WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR THE WARRANT AGENT FOR

       6 of 29

                         REGISTRATION OF TRANSFER, EXCHANGE OR REPURCHASE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESEN-TATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRE-SENTATIVE OF THE DEPOSITARY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE VIII OF THE WARRANT AGREEMENT.

                         2.  Prior to the Separation Date, each Warrant
Certificate shall bear the following legend on the face thereof:

                         THE WARRANTS ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF(I) TEN 12 7/8% SENIOR SECURED NOTES DUE 2004 OF EMPIRE GAS CORPORATION AND (II) 13.8 WARRANTS. PRIOR TO JANUARY 15, 1995, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EX-CHANGED ONLY TOGETHER WITH, THE SENIOR SECURED NOTES ISSUED BY EMPIRE GAS CORPORATION IN CON-NECTION HEREWITH.

                Section 2.3 Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 175,536 shares of Common Stock may be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Section 3.3, Section 3.4, Article VI or Article VIII hereof.

                The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or a Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon

       7 of 29

any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.


                                 ARTICLE 3.

             EXERCISE PRICE; EXERCISE AND REPURCHASE OF WARRANTS

                Section 3.1 Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement, to purchase one share of Common Stock for each Warrant represented thereby at a purchase price (the "Exercise Price") of $.01 per share, subject to adjustment as provided in
Section 4.1 and Article V.

                Section 3.2 Exercise; Restrictions on Exercise. At any time after the Separation Date and on or before the Expiration Date, all outstanding Warrants may be exercised on any Business Day. Any Warrants not exercised by 4:00 pm., New York City time, on the Expiration Date shall expire and all rights of the Holders of such Warrants shall terminate; provided, however, that the Warrants may expire and all rights of the Holders of such Warrants may terminate pursuant to Section 4.1(i)(ii) in the event the Company merges or consolidates with or sells all or substantially all of its property and assets to a Person (other than an Affiliate of the Company) if the consideration payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale consists solely of cash or in the event of the dissolution, liquidation or winding up of the Company.

                Section 3.3 Method of Exercise; Payment of Exercise Price. In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must surrender for exercise the Warrant Certificate to the Warrant Agent at its corporate trust office set forth in
Section 12.5 herein, with the Subscription Form set forth in the Warrant Certificate duly executed, together with payment in full of the Exercise Price then in effect for each share of Common Stock or other securities or property issuable upon exercise of the Warrants as to which a Warrant is exercised; such payment may be made in cash or by certified or official bank or bank cashier's check payable to the order of the Company. All payments received upon exercise of Warrants shall be delivered to the Company by the Warrant Agent as instructed in writing by the Company. If less than all the Warrants represented by a Warrant Certificate shall be exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same. Upon exercise of any Warrants following surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent shall cause the Company to transfer promptly to or upon the written order of the Holder of such Warrant Certificate appropriate evidence of

       8 of 29

ownership of any shares of Common Stock or other securities or property (including money) to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and to deliver such evidence of ownership and any other securities or property (including money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.5; provided that the Holder of such Warrant shall be responsible for the payment of any transfer taxes required as the result of any change in ownership of such Warrants. Upon exercise of a Warrant or Warrants the Warrant Agent is hereby authorized and directed to requisition from any transfer agent of the Common Stock (and all such transfer agents are hereby irrevocably authorized to comply with all such requests) certificates for the necessary number of shares to which the Holder of the Warrant or Warrants may be entitled. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise, as provided above, of the Warrant Certificate representing such Warrant and, for all purposes of this Agreement, the Person entitled to receive any shares of Common Stock or other securities or property deliverable upon such exercise shall, as between such Person and the Company, be deemed to be the Holder of such shares of Common Stock or other securities or property of record as of the close of business on such date and shall be entitled to receive, and the Warrant Agent shall deliver to such Person, any money, shares of Common Stock or other securities or property to which he would have been entitled had he been the record holder on such date. Without limiting the foregoing, if, at the date referred to above, the transfer books for the shares of Common Stock or other securities purchasable upon the exercise of the Warrants shall be closed, the certifi-cates for the shares of Common Stock or securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares of Common Stock or other securities; provided further that the transfer books or records, unless re-quired by law, shall not be closed at any one time for a period longer than 20 days.

                Section 3.4 Repurchase Offers. 1. Notice of Repurchase Event. Within five Business Days following the occurrence of a Repurchase Event, the Company shall give notice to the Holders of the Warrants that such event has occurred and will result in the Company making a Repurchase Offer.

                         2.  Repurchase Offers Generally.  Following the
occurrence of a Repurchase Event, the Company shall offer to purchase for cash all outstanding Warrants pursuant to the provisions of this Section 3.4 (each a "Repurchase Offer"). The Company shall give notice of a Repurchase Offer in accordance with Section 3.4(f). The date on which the Company gives any such notice is referred to as a "Notice Date". Each Repurchase Offer shall commence on the Notice Date for such offer and shall expire at 4:00 p.m., New York City time on the date (the "Final Surrender Date") at least 30 but not more than 60 calendar days after such Notice Date. Once a Repurchase Event has occurred, there is no limit on the number of Repurchase Offers the Company may make.

                         3.  Repurchase Offers.  a.  In any Repurchase
Offer, the Company shall offer to purchase for cash at the Repurchase Price

       9 of 29

for such Repurchase Offer all Warrants outstanding on the Notice Date for such offer that are properly tendered to the Warrant Agent on or prior to the Final Surrender Date for such Repurchase Offer.

                         b. Each Holder may, but shall not be obligated to, accept such Repurchase Offer, by tendering to the Warrant Agent, on or prior to the Final Surrender Date for such Repurchase Offer, the Warrant Certificates evidencing the Warrants such Holder desires to have repurchased in such offer, together with a completed Certificate for Surrender for Repurchase Offer referred to in Section 3.4(f). A Holder may withdraw all or a portion of the Warrants tendered to the Warrant Agent at any time prior to the Final Surrender Date for such Repurchase Offer. If less than all the Warrants represented by a Warrant Certificate shall be tendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not tendered shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same; provided that the Holder of such Warrants shall be re-sponsible for the payment of any transfer taxes required as the result of any change in ownership of such Warrants.

                         4.  Repurchase Price.  a.  The purchase price (the
"Repurchase Price") for each Warrant properly tendered to the Warrant Agent pursuant to a Repurchase Offer shall be equal to the value (the "Relevant Value") on the Valuation Date of the Common Stock and other securities or property of the Company which would have been delivered upon exercise of Warrants had the Warrants been exercised, less the Exercise Price then in effect.

                         b. The Relevant Value of the Common Stock and other securities or property issuable upon exercise of all the Warrants, will be:

                                 (1)  If the Common Stock (or other securi-
                         ties) is registered under the Exchange Act, deemed to be the average of the closing sales prices of the Common Stock (or other securities) for the 20 consecutive trading days immediately preceding such Valuation Date or, if the Common Stock (or other securities) has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the closing sales prices for all of the trading days before such date for which closing sales prices are avail-able.

                                 (2)  If the Common Stock (or other securi-
                         ties) is not registered under the Exchange Act or if the value cannot be computed under clause (I)

       10 of 29

                         above, equal to the value set forth in the Value Report (as defined below) as determined by an Independent Financial Expert, which shall be selected by the Board of Directors in accordance with Section 3.4(e), and retained on customary terms and conditions, using one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate but without giving effect to any discount for lack of liquidity, the fact that the Company has no class of equity registered under the Exchange Act, or the fact that the shares of Common Stock and other securities or property issuable upon exercise of the Warrants represent a minority interest in the Company. The Company shall cause the Independent Financial Expert to deliver to the Company, with a copy to the Warrant Agent, within 45 days of the appointment of the Independent Financial Expert in accordance with Section 3.4(e), a value report (the "Value Report") stating the Relevant Value of the Common Stock and other securities or property of the Company, if any, being valued as of the Valuation Date and con-taining a brief statement as to the nature and scope of the examination or investigation upon which the determination of Relevant Value was made. The Warrant Agent shall have no duty with respect to the Value Report of any Independent Financial Expert, except to keep it on file and available for inspection by the Holders. The determination as to Relevant Value in accordance with the provisions of this Section 3.4(d) shall be conclusive on all Persons. The Independent Financial Expert shall consult with management of the Company in order to allow management to comment on the proposed Relevant Value prior to delivery to the Company of any Value Report of the Independent Financial Ex-pert.

                         5.  Selection of Independent Financial Expert.  The
Board of Directors of the Company shall select an Independent Financial Expert not more than five Business Days following a Repurchase Event.
Within two days after such selection of the Independent Financial Expert, the Company shall deliver to the Warrant Agent a notice setting forth the name of such Independent Financial Expert.

                         6.  Notice of Repurchase Offer.  Each notice of a
Repurchase Offer given by the Company pursuant to Section 3.4(b) shall be given (i) if the Relevant Value is determined pursuant to Section 3.4(d)(ii)(I), within ten Business Days following the occurrence of the Repurchase Event or (ii) if the Relevant Value is determined pursuant to
Section 3.4(d)(ii)(II) within five Business Days after the Company receives the Value Report with respect to such offer. Such notice shall specify (i) the Final Surrender Date for such Repurchase Offer, (ii) the manner in which Warrants may be surrendered to the Warrant Agent for repurchase by the

       11 of 29

Company, (iii) the Repurchase Price at which the Warrants will be repur-chased by the Company, (iv) if applicable, the name of the Independent Financial Expert whose valuation of the Common Stock and other securities or property was utilized in connection with determining such Repurchase Price and (v) that payment of the Repurchase Price will be made by the Warrant Agent. Each such notice shall be accompanied by a Certificate for Surrender for Repurchase Offer in substantially the form attached to the Warrant Certificate and a copy of the Valuation Report.

                         7.  Payment for Warrants.  Upon surrender for
repurchase of any Warrants in conformity with the provisions of this Section 3.4, the Warrant Agent shall thereupon promptly notify the Company of such surrender. On or before the Final Surrender Date for any Repurchase Offer, the Company shall deposit with the Warrant Agent funds sufficient to make payment for the Warrants tendered to the Warrant Agent and not withdrawn. After the Final surrender Date and after receipt of such deposit from the Company, the Warrant Agent shall make payment, by delivering a check in such amount as is appropriate, to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants, net of any transfer taxes required to be paid in the event that the check is to be delivered to a Person other than the Holder.

                         8.      Compliance with Laws.  Notwithstanding
anything contained in this Section 3.4, if the Company is required to comply with laws or regulations in connection with making any Repurchase Offer, such laws or regulations shall also govern the making of such Repurchase Offer.


                                 ARTICLE 4.

                                 ADJUSTMENTS

                Section 4.1 Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

                         1.  Stock Dividends; Stock Splits; Reverse Stock
Splits; Reclassifications. In case the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of any class or series of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by Section 4.1(i)), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, or combination or reclassification shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such Holder would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 4.1(a) shall

       12 of 29

become effective immediately after the effective date of such event retro-active to the record date, if any, for such event.

                         2.  Rights; Options; Warrants.  In case the Company
shall issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 4.1(a)) to all holders of its Common Stock, entitling them to sub-scribe for or purchase Common Stock at a price per share which is lower (at the record date for such issuance) than the then Current Market Value per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Value per share of Common Stock. Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

                         3.  Issuance of Common Stock at Lower Values.  In
case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Section 4.1(a) or (b) at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the Current Market Value per share of the Common Stock in effect immediately prior to such sale or issu-ance, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of such sale or issuance and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (deter-mined as provided below) for such sale or issuance would purchase at such Current Market Value per share of Common Stock. For purposes of this
Section 4.1(c), the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be

       13 of 29

entitled to subscribe for or purchase shall be deemed to be issued and out-standing as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 4.1(c), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, which determination shall be evi-denced by a resolution of the Board of Directors of the Company. In case the Company shall sell and issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 4.1(c), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

                         4.  Distributions of Debt, Assets, Subscription
Rights or Convertible Securities. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of evidences of its indebtedness, assets, cash dividends or distributions (excluding dividends or distributions referred to in Section 4.1(a) above and excluding distributions in connection with the dissolution, liquidation or winding up of the Company which will be governed by Section 4.1(i)(ii) below) or securities (excluding those referred to in Section 4.1(a), Section 4.1(b) or Section 4.1(c) above), then in each case the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution and the denominator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution less the then fair value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidence of indebtedness, cash dividends or distributions or securities so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                         5.  Expiration of Rights, Options and Conversion
Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the

       14 of 29

Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided further that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares issuable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                         6.  Current Market Value.  For the purposes of any
computation under this Article IV, the Current Market Value per share of Common Stock or of any other security (herein collectively referred to as a "security") at any date herein specified shall be:

                         a. if the security is not registered under the Exchange Act, the value of the security (l) most recently determined as of a date within the six months preceding such date by an Independent Financial Expert selected by the Company in accordance with the criteria for such valuation set out in Section 3.4(d)(ii)(II), or (2) if no such deter-mination shall have been made within such six-month period or if the Company so chooses, determined as of such date by an Independent Financial Expert selected by the Company in accordance with the criteria for such valuation set out in
                Section 3.4(d)(ii)(II); provided, however, that in determin-ing the value of the Common Stock under Section 4.5, if the foregoing clause (l) shall not be applicable, the Current Market Value per share of Common Stock shall be determined in good faith by the Board of Directors of the Company, or

                         b. if the security is registered under the Ex-change Act, the average of the daily market prices of the security for the 20 consecutive trading days immediately preceding such date or, if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. The market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any national securities exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any national securities exchange, the last reported sale price on such day, or if no sale takes place

       15 of 29

on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any national securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

                         7.  De Minimis Adjustments.  No adjustment in the
number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                         8.  Adjustment of Exercise Price.  Whenever the
number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price per share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares so purchasable immediately thereafter.

                         9. Consolidation, Merger, Etc. a. Subject to the provisions of Subsection (ii) below of this Section 4.1(i), in case of the consolidation of the Company with, or merger of the Company with or into, or of the sale of all or substantially all of the properties and assets of the Company to, any Person, and in connection therewith consideration is payable to holders of Common Stock (or other securities or property purchasable upon exercise of Warrants) in exchange therefor, the Warrants shall remain subject to the terms and conditions set forth in this Agree-ment and each Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares of capital stock or other securities or property (including cash) of the Company, or of such Person resulting from such consolidation or surviving such merger or to which such sale shall be made or of the parent of such Person, as the case may be, that would have been distributable or payable on account of the Common Stock (or other securities or property purchasable upon exercise of

       16 of 29

Warrants) if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, the record date therefor); and in any such case the provisions of this Agreement with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board of Directors in good faith so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property thereafter deliverable on the exercise of the Warrants.

                         b. Notwithstanding the foregoing, (x) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person (other than an Affiliate of the Company) and, in con-nection therewith, consideration is payable to holders of Common Stock in exchange for their Common Stock in connec-tion with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding up of the Company, then the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately Prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the rights of a Holder shall terminate and cease and his or her Warrants shall expire. Notwithstanding the foregoing, if the Company has made a Repurchase Offer, which has not expired at the time of such transaction, the Holders of the Warrants shall be entitled to receive on the date of such transaction the higher of (1) the amount payable to Holders of Warrants pursuant to this paragraph and (2) the Repurchase Price payable to Holders of Warrants pursuant to such Repurchase Offer. In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants. After receipt of such deposit from such Person or the Company and after receipt of surrendered Warrant Certificates, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants.

                Section 4.2 Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail, at the expense of the Company, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property

       17 of 29

purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be purchasable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or properties upon the exercise of any Warrant.

                Section 4.3 Statement on Warrants. Irrespective of any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                Section 4.4 Notice of Consolidation, Merger, Etc. In case at any time after the date hereof and prior to 4:00 p.m., New York City time, on the Expiration Date, there shall be any (i) consolidation or merger involving the Company or sale, transfer or other disposition of all or substantially all of the Company's property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and holders of Common Stock (or other securities or property purchasable upon exercise of the Warrants) receive no consideration in respect of their shares) or (ii) any other transaction contemplated by
Section 4.1(i)(ii) above; then in any one or more of said cases, the Company shall cause to be mailed to the Warrant Agent and each Holder of a Warrant, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of Common Stock and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the shares of Common Stock or other securities or property issuable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be.

                Section 4.5 Fractional Interests. The Company may but shall not be required to issue fractional shares of Common Stock on the

       18 of 29

exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 4.5, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then Current Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.



                                 ARTICLE 5.

                         DECREASE IN EXERCISE PRICE

                The Board of Directors of the Company, in its sole discretion, shall have the right at any time, or from time to time, to decrease the Exercise Price of the Warrants, such reduction of the Exercise Price to be effective for a period or periods to be determined by it, but in no event for a period of less than 30 calendar days. Any exercise by the Board of Directors of any rights granted in this Article V must be preceded by a written notice from the Company to each Holder of the Warrants setting forth the reduction in the Exercise Price and to the Warrant Agent, which notice shall be mailed at least 30 calendar days prior to the effective date of such decrease in the Exercise Price of the Warrants. Any reduction of the Exercise Price pursuant to provisions of this Article V shall not alter or adjust the number of shares of Common Stock or other securities issuable upon the exercise of the Warrants.


                                 ARTICLE 6.

                             LOSS OR MUTILATION

                Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and (in the case of mutilation) upon surrender and can-cellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Cer-tificate under this Article VI, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article VI in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone,

       19 of 29

and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Article VI are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.


                                 ARTICLE 7.

                       RESERVATION, AUTHORIZATION AND
                        REGISTRATION OF COMMON STOCK

                Section 7.1 Reservation and Authorization. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock or other securities of the Company deliverable upon exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants and will cause appropriate evidence of ownership of such Common Stock or other securities of the Company to be delivered to the Warrant Agent upon its request for delivery upon the exercise of Warrants, and all such shares of Common Stock will, at all times, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which such Common Stock is then listed.

                Section 7.2 Registration. Subject to Section 3.2, if the issuance or sale of any shares of Common Stock or other securities issuable upon the exercise of the Warrants require registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably practicable, endeavor to secure and maintain such registration or approval or to take such other action, as the case may be, and the Company will furnish the Warrant Agent with current Prospectuses meeting the requirements of the Securities Act and the rules and regulations of the Commission thereunder in sufficient quantity to permit the Warrant Agent to deliver a Prospectus to each Holder of a Warrant upon the exercise thereof. The Company further agrees to pay all fees, costs and expenses in connection with the preparation and delivery to the Warrant Agent of the Prospectuses and the delivery thereof by the Warrant Agent to the Holders of the Warrants. The Company shall also advise the Warrant Agent of the political subdivisions of the United States and the persons in such subdivision in and to whom such shares may be issued.


                                 ARTICLE 8.

              WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

                Section 8.1 Transfer and Exchange. The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or

       20 of 29

exchanges of Warrant Certificates as herein provided. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Warrant Certificate surrendered for such registration of transfer or exchange.

                The Warrants shall initially be issued as part of an issuance of Units, each of which consists of 10 Senior Secured Notes and
13.8 Warrants. Prior to the Separation Date, the Warrants may not be trans-ferred or exchanged separately from, but may be transferred or exchanged only together with, the Senior Secured Notes issued in connection with such Warrants.

                A Holder may transfer its Warrants only by written application to the Warrant Agent stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company, the Warrant Agent, and any agent of the Company may treat the person in whose name the Warrants are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any Holder of a Global Warrant shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Warrant, may be effected only through a book entry system maintained by the Holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in a book entry. When Warrant Certifi-cates are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates at the Warrant Agent's request. No service charge shall be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

                Section 8.2 Book-Entry Provisions for Global Warrant. 1. The Global Warrant initially shall (i) be registered in the name of the Depositary for such Global Warrant or the nominee of such Depositary, (ii) be delivered to the Warrant Agent as custodian for such Depositary and (iii) bear legends as set forth in Section 2.2.

                Members of, or participants in, the Depositary ("Agent Mem-bers") shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by the Depositary, or the Warrant Agent as its custodian, or under the Global Warrant, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatso-ever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent,

       21 of 29

from giving effect to any written certification, proxy or other authoriza-tion furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exer-cise of the rights of a holder of any Warrants.

                         2.  Transfers of the Global Warrant shall be
limited to transfers of such Global Warrant in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Warrant may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Sec-tion 8.3. Beneficial owners may obtain Physical Securities in exchange for their beneficial interests in the Global Warrant upon request in accordance with the Depositary's and the Warrant Agent's procedures. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Warrant if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Warrant, and a successor depositary is not ap-pointed by the Company within 90 days of such notice.

                         3.  In connection with any transfer of a portion of
the beneficial interests in the Global Warrant to beneficial owners pursuant to paragraph (b) of this Section, the Warrant Agent shall reflect on its books and records the date and a decrease in the amount of Warrants represented by the Global Warrant in an amount equal to the amount of the beneficial interest in the Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Physical Securities of like tenor and amount.

                         4.  In connection with the transfer of the entire
Global Warrant to beneficial owners pursuant to paragraph (b) of this Section, the Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Warrant an equal aggregate principal amount of Physical Securities of authorized denominations.

                         5.  Any Physical Security delivered in exchange for
an interest in the Global Warrant pursuant to paragraphs (b) or (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 8.3, bear the legend regarding transfer restrictions applicable to the Physical Security set forth in Section 2.2.

                         6.  The registered holder of the Global Warrant may
grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

                The Warrant Agent shall retain copies of all letters, notices and other written communications received pursuant to this Section
8.2. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.


       22 of 29

                Section 8.3 Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, exercise or repurchase of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article VIII in case of an exchange, Article III in case of the exercise or repurchase of less than all the Warrants represented thereby or Article VI in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the company may direct.


                                 ARTICLE 9.

                               WARRANT HOLDERS

                Section 9.1 Warrant Holder Not Deemed a Stockholder. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stock-holders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

                Section 9.2 Right of Action. All rights of action with respect to this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holders of any other Warrant, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Warrants in the manner provided in the Warrant Certificate representing his Warrants and in this Agreement.


                                 ARTICLE 10.

                                  REMEDIES

                Section 10.1 Defaults. It shall be deemed to be a Default with respect to the Company's (or its successor's) obligations under this Agreement if: (i) the Company (or its successor) shall fail to make a Repurchase Offer pursuant to Section 3.4 hereof or (ii) the Company (or its successor) shall fail to purchase the Warrants pursuant to any Repurchase Offer in accordance with the provisions of Section 3.4.

                Section 10.2 Payment Obligations. Upon the happening of a Default under this Agreement the Company shall be obligated to increase the amount otherwise payable pursuant to Section 3.4(d) in respect of the Repurchase Offer to which such Default relates by an amount equal to interest thereon at a rate per annum equal to 12 7/8% from the date of the Default to the date of payment, which interest shall compound quarterly (all

       23 of 29

such payment obligations in respect of any such Repurchase Offer, together with all such increased amounts, being the "Repurchase Obligation").

                Section 10.3 Remedies; No Waiver. Notwithstanding any other provision of this Warrant Agreement, if a Default occurs and is continuing, the Holders of the Warrants may pursue any available remedy to collect the Repurchase Obligation or to enforce the performance of any provision of this Warrant Agreement. A delay or omission by any Holder of a Warrant in exercising, or a failure to exercise, any right or remedy arising out of a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. All remedies are cumulative to the extent permitted by law.


                                 ARTICLE 11.

                              THE WARRANT AGENT

                Section 11.1 Duties and Liabilities. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any represen-tations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or repurchase of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise or repurchase of any Warrant, or as to the independence of any Independent Financial Expert or the correctness of the representations of the Company made in the certificates that the Warrant Agent receives. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to either the Exercise Price or the kind and amount of shares or other securities or any property receivable by Holders upon the exercise or repurchase of Warrants required from time to time and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not be
(a) liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the President, any Vice-President or the Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when re-quested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer; however, in its discretion the Warrant Agent may in

       24 of 29

lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. The Warrant Agent shall not be liable for any action taken in the event it requests instructions from the Company and does not receive such instructions within a reasonable period of time after the request therefor.

                The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

                The Company will perform, execute, acknowledge and deliver or cause to be delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

                The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

                Section 11.2 Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                Section 11.3 Compensation; Indemnification. The Company agrees promptly to pay the Warrant Agent from time to time, on demand of the Warrant Agent, compensation for its services hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse it for reasonable expenses and counsel fees incurred in connection with the execution and administration of this Agreement, and further agrees to indemnify the Warrant Agent and save it harmless against any losses, liabilities or expenses arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's own gross negligence or willful misconduct. The obligations of the Company under this Section

       25 of 29

shall survive the exercise and the expiration of the Warrants and the resignation or removal of the Warrant Agent.

                Section 11.4 No Restrictions on Actions. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                Section 11.5 Discharge or Removal; Replacement Warrant Agent. The Warrant Agent may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving one month's prior written notice to the Company. The Company may remove the Warrant Agent upon one month's written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent or the Company shall cause to be mailed to each Holder of a Warrant a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall appoint in writing a new war-rant agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority.
After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; however, if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed to each Holder of a Warrant. Failure to give any notice provided for in this Section 11.5, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                Section 11.6 Successor Warrant Agent. Any corporation into which the Warrant Agent or any new warrant agent may be merged, or any

       26 of 29

corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 11.5. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to each Holder of a Warrant.

                                 ARTICLE 12.

                                MISCELLANEOUS

                Section 12.1 Money Deposited with the Warrant Agent. The Warrant Agent shall not be required to pay interest on any moneys deposited pursuant to the provisions of this Agreement except such as it shall agree in writing with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. Any money, securities or other property deposited with the Warrant Agent for payment or distribution to the Holders that remains unclaimed for two years after the date the money, securities or other property was deposited with the Warrant Agent shall be delivered to the Company upon its request therefor.

                Section 12.2 Payment of Taxes. All shares of Common Stock or other securities issuable upon the exercise of Warrants shall be validly issued, fully paid and nonassessable, and the Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof or of other securities deliverable upon exercise of Warrants or in respect of any Repurchase Offer (other than income taxes imposed on the Holders). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities or property issuable upon the exercise of the Warrants or in respect of any Repurchase Offer or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or repurchase of a Warrant and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or charge is due.

                Section 12.3 No Merger, Consolidation or Sale of Assets of the Company. Except as otherwise provided herein, the Company will not merge into or consolidate with any other Person, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor of the Company, unless the Person resulting from such merger or consolidation, or such successor of the Company, shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual

       27 of 29

performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

                Section 12.4 Reports to Holders. Until the Company has a class of equity securities registered under the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, full quarterly financial reports (including combined or consolidated quarterly financial statements and a management discussion and analysis of financial condition and results of operations). The Company will also prepare, on an annual basis, complete audited combined or consolidated financial statements including, but not limited to, a balance sheet, a statement of income and stockholders' equity, a statement of changes in financial position and all appropriate notes. Such annual report will also include a management discussion and analysis of financial condition and results of operations. All financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of the respective reports to be mailed to the Warrant Agent and to each of the Holders of the Warrants within 60 calendar days after the close of each of the first three quarters of each fiscal year and within 120 calendar days after the close of each fiscal year, at such Holder's address appearing on the register of the Company maintained by the Warrant Agent.

                If the Company shall have a class of equity securities registered under the Exchange Act, the Company will cause a copy of the annual reports and of the information, documents and other reports which the Company shall be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act to be mailed to the Warrant Agent and to each Holder of the Warrants within 15 days after such information, documents and other reports have been so filed, at such Holder's address appearing on the register of the Company maintained by the Warrant Agent.

                Section 12.5  Notices.  1.  Except as otherwise provided in
Section 12.5(b), any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed, if sent by first class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's last known address appearing on the register of the Company maintained by the Warrant Agent and to the Company or the Warrant Agent as follows:

To the Company:          Empire Gas Corporation
                                         1700 South Jefferson Street
                                         P.O. Box 303
                                         Lebanon, Missouri  66536
                                         Attention: Secretary


To the Warrant Agent:    Shawmut Bank Connecticut
                                         National Association
                                         777 Main Street  MSN 238
                                         Hartford, Connecticut  06115
                                         Attention: Corporate Trust
                                                             Administration


       28 of 29

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

                2. Any notice required to be given by the Company to the Holders pursuant to Section 3.4(b), shall be made by mailing by registered mail, return receipt requested, to the Holders at their last known addresses appearing on the register of the Company maintained by the Warrant Agent. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

                Section 12.6 Applicable Law. This Agreement, each Warrant Certificate issued hereunder and all rights arising hereunder shall be construed and determined in accordance with the laws of the State of New York, and the performance thereof shall be governed and enforced in accordance with such laws.

                Section 12.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

                Section 12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                Section 12.9 Amendments. The Warrant Agent may, without the consent or concurrence of the Holders of the Warrants, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that they shall have been advised by counsel
(a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that in either case such changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holders of Warrants.

        Section 12.10 Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       29 of 29

                IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                         EMPIRE GAS CORPORATION


                                         By:
                                           ___________________________
                                           Name:
                                           Title:


                                         SHAWMUT BANK CONNECTICUT,
                                                  NATIONAL ASSOCIATION,
                                                  as Warrant Agent


                                         By:
                                            __________________________
                                           Name:
                                           Title:

       1 of 9

                                  EXHIBIT A





                         FORM OF WARRANT CERTIFICATE


        [UNLESS THIS WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR THE WARRANT AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR REPUR-CHASE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE VIII OF THE WARRANT AGREEMENT.]

        THE WARRANTS ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS. EACH UNIT CONSISTS OF (i) 10 SENIOR SECURED NOTES AND (ii) 13.8 WAR-RANTS OF THE COMPANY. PRIOR TO JANUARY 15, 1995, THE WARRANTS EVI-DENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPA-RATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SENIOR SECURED NOTES ISSUED BY EMPIRE GAS CORPORATION, IN CON-NECTION HEREWITH.


                                                  CUSIP No. 291714129

No.                                         Certificate for         Warrants
    _____                                                   _______

_______________________
[FN]
<F1>    Include only for Global Security.

       2 of 9

                      WARRANTS TO PURCHASE COMMON STOCK


                This certifies that _____________, or its registered as-signs, is the owner of the number of Warrants set forth above, each of which represents the right to purchase, after the Separation Date (as defined be-low), from EMPIRE GAS CORPORATION, a Missouri corporation (the "Company"), one share of Common Stock, par value $.001 per share, of the Company ("Common Stock") at the purchase price (the "Exercise Price") of $.01 per share (subject to adjustment as provided in the Warrant Agreement hereinaf-ter referred to), upon surrender hereof at the office of Shawmut Bank Connecticut, National Association or to its successor as the warrant agent under the Warrant Agreement hereinafter referred to (any such warrant agent being herein called the "Warrant Agent"), with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full (in cash or by certified or official bank or bank cashier's check payable to the order of the Company) of the purchase price for the share(s) as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement. "Separation Date" means January 15, 1995.

                This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 29, 1994 (the "Warrant Agreement"), between the Company and Shawmut Bank Connecticut, National Association, as Warrant Agent, and is subject to the terms and provisions contained therein; to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

                                 Shawmut Bank Connecticut, National
                                   Association
                                 777 Main Street  MSN 238
                                 Hartford, Connecticut  06115
                                 Attention:  Corporate Trust Administration


                A "Repurchase Event", as defined in the Warrant Agreement, shall be deemed to occur if at any time prior to July 15, 2004 the Company consolidates with, merges into or with (where holders of the Common Stock receive consideration in exchange for all or part of such shares of Common Stock), or sells all or substantially all of its assets to, another Person which has a class of equity Securities registered under the Exchange Act, or a wholly owned subsidiary of such Person, if the consideration for such

       3 of 9

transaction does not consist solely of cash or such merger or consolidation is not effected solely for the purpose of changing the Company's state of incorporation or is effected with a Plaster Entity or a Lindsey Entity.

                Following a Repurchase Event, the Company must make an offer to repurchase all Warrants surrendered for repurchase (a "Repurchase Offer"). If the Company makes a Repurchase Offer, Holders may, until the Final Surrender Date of such offer, surrender all or part of their Warrants for repurchase by the Company.

                Warrants received by the Warrant Agent in proper form during a Repurchase Offer will, except as otherwise provided in the Warrant Agreement, be repurchased by the Company at a price (the "Repurchase Price") equal to the value on the Valuation Date relating thereto of the Common Stock and other securities or property of the Company which would have been delivered upon exercise of the Warrants, less the Exercise Price. The value of such Common Stock and other securities will be (i) if the Common Stock (or other securities) is registered under the Exchange Act, determined based upon the closing sales prices of the Common Stock (or other securities) for the 20 trading days immediately preceding such Valuation Date or (ii) if the Common Stock (or other securities) is not registered under the Exchange Act or if the value cannot be computed under clause (i) above, determined by the Independent Financial Expert (as defined in the Warrant Agreement), in each case as set forth in the Warrant Agreement.

                The "Valuation Date" as defined in the Warrant Agreement shall be deemed to occur on the date five business days prior to the date notice of the Repurchase Offer is first given.

                If the Company fails to make or complete any Repurchase
Offer (a "Default") as required by the Warrant Agreement, it shall be obligated to increase the amount otherwise payable pursuant to the Warrant Agreement in respect of the Repurchase Offer to which such Default relates by an amount equal to interest thereon at a rate of 12 7/8% per annum from the date of the Default to the date of payment, which interest shall compound quarterly.

                If the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person (other than an Affiliate of the Company) solely for cash, the Holders of Warrants shall be entitled to receive upon exercise cash on an equal basis with holders of Common Stock, as if the Warrants had been exercised immediately prior to such transaction or the amount payable pursuant to an outstanding Repurchase Offer, if higher.

                The number of shares of Common Stock purchasable upon the exercise of each Warrant and the price per share are subject to adjustment as provided in the Warrant Agreement. Except as stated in the immediately preceding paragraph, in the event the Company merges or consolidates with, or sells all or substantially all of its assets to, another Person, each Warrant will, upon exercise, entitle the Holder thereof to receive the number of shares of stock or other securities or the amount of money and other property which the holder of a share of Common Stock (or other securities or property issuable upon exercise of a Warrant) is entitled to receive upon completion of such merger, consolidation or sale.

       4 of 9


                As to any final fraction of a share which the same Holder of one or more Warrant Certificates would otherwise be entitled to purchase upon exercise thereof in the same transaction, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

                All shares of Common Stock or other securities issuable by the Company upon the exercise of Warrants shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of such shares or of other securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no tax or other charge is due.

                Subject to the restrictions on transfer set forth in Article VIII of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register of the Company maintained by the Warrant Agent for such purpose at its office in Hartford, Connecticut, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer the Company will issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

                This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for such purpose in Hartford, Connecticut for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

                Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any right of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be enti-tled to receive any notice of any proceedings of the Company except as pro-vided in the Warrant Agreement.


       5 of 9
                This Warrant Certificate shall be void and all rights evi-denced hereby shall cease on July 15, 2004 unless sooner terminated by the liquidation, dissolution or winding-up of the Company or as otherwise provided in the Warrant Agreement upon the consolidation or merger of the Company with or sale of the Company to, another Person (other than an Affiliate of the Company), or unless such date is extended as provided in the Warrant Agreement.

       6 of 9

                This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


Dated:

                                         EMPIRE GAS CORPORATION



                                         By:
                                            ______________________
                                            Name:
                                            Title:


Countersigned:


Shawmut Bank Connecticut,
        National Association,
        as Warrant Agent



By:
   _________________________
   Authorized Signature

       7 of 9
                   FORM OF REVERSE OF WARRANT CERTIFICATE

                              SUBSCRIPTION FORM


               (To be executed only upon exercise of Warrant)


To:

                The undersigned irrevocably exercises _________ of the Warrants for the purchase of ___ share[s] (subject to adjustment) of Common Stock, par value $.001 per share, of EMPIRE GAS CORPORATION for each Warrant represented by the Warrant Certificate and herewith makes payment of $__________ (such payment being in cash or by certified or official bank or bank cashier's check payable to the order of _____________________________), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to ________________________________________ and directs that the shares of Common Stock deliverable upon the exercise of said Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Dated:

                                         _____________________________<F1>
                                         (Signature of Owner)

                                         _____________________________
                                         (Street Address)

                                         _____________________________
                                         (City)   (State)   (Zip Code)

                                         Signature Guaranteed By:

Securities and/or check to be issued to:

Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

________________________________
[FN]
<F1>    The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

       8 of 9
           FORM OF CERTIFICATE FOR SURRENDER FOR REPURCHASE OFFER

                    (To be executed only upon repurchase
                         of Warrant by the Company)


To:


                The undersigned, having received prior notice of the consideration for which EMPIRE GAS CORPORATION will repurchase the Warrants represented by the within Warrant Certificate, hereby surrenders this War-rant Certificate for repurchase by EMPIRE GAS CORPORATION for the consider-ation set forth in said notice.


Dated:


                                         _____________________________<F1>
                                         (Signature of Owner)

                                         _____________________________
                                         (Street Address)

                                         _____________________________
                                         (City)   (State)   (Zip Code)

                                         Signature Guaranteed By:


Check to be issued to:

Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

_________________________________
[FN]
<F1>    The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

       9 of 9
                             FORM OF ASSIGNMENT


                FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of
Assignee(s)              Address         No. of Warrants
__________               _______         _______________




Please insert social security or other identifying number of assignee(s).


and does hereby irrevocably constitute and appoint ____________________ the undersigned's attorney to make such transfer on the books of _____________________ maintained for the purposes, with full power of substitution in the premises.


Dated:

                                         _____________________________<F1>
                                         (Signature of Owner)

                                         _____________________________
                                         (Street Address)

                                         _____________________________
                                         (City)   (State)    (Zip Code)

                                         Signature Guaranteed By:



___________________________________
[FN]
<F1>    The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.